Exhibit 99.1

Avalo Therapeutics Purchases Optional Milestone Buyout

WAYNE, PA, April 28, 2026 — Avalo Therapeutics, Inc. (Nasdaq: AVTX) (“Avalo”), a clinical-stage biotechnology company fully dedicated to developing IL-1β based treatments for immune-mediated inflammatory diseases, today announced that it has entered into a Milestone Buyout Option and Amendment Agreement (the “Buyout Agreement”) related to the company’s prior acquisition of AlmataBio, Inc. in March of 2024.

Pursuant to the Buyout Agreement, Avalo has agreed to pay $2.25 million to the former AlmataBio securityholders for an option, exercisable within 90 days of the effective date, to pay an additional $5.125 million in cash or shares of Avalo common stock, or a combination thereof in lieu of a previously disclosed $15 million contingent milestone payment due upon the first patient being dosed in a Phase 3 trial.

About Avalo Therapeutics

Avalo Therapeutics is a clinical stage biotechnology company fully dedicated to developing IL-1β-based treatments for immune-mediated inflammatory diseases. Our lead asset, abdakibart (AVTX-009), is in a Phase 2 clinical trial for hidradenitis suppurativa (HS). We’re also exploring additional opportunities to make an impact in prevalent indications that have significant remaining unmet needs. For more information about Avalo, please visit www.avalotx.com.

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Avalo’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Avalo’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “might,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: drug development costs, timing of trials and trial results and other risks, including reliance on investigators and enrollment of patients in clinical trials; reliance on key personnel; regulatory risks; general economic and market risks and uncertainties, including those caused by the war in Ukraine and the Middle East; and those other risks detailed in Avalo’s filings with the Securities and Exchange Commission, available at www.sec.gov. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Avalo expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Avalo’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For media and investor inquiries

Christopher Sullivan, CFO
Avalo Therapeutics, Inc.
ir@avalotx.com
410-803-6793

Meru Advisors
Lauren Glaser
lglaser@meruadvisors.com
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